OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                505 Park Avenue
                            New York, New York 10022
                             Telepone 212-753-7200




                                                     December 16, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                  Re:      The Netplex Group, Inc.
                           Commission File No. 333-16423
                           Registration Statement on Form S-3

Gentlemen:

         Reference is made to the Registration Statement on Form S-3 dated November 20, 1996, as amended, (the "Registration Statement"), filed with the Securities and Exchange Commission by The Netplex Group, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 7,861,213 shares (the "Shares") of the Company's Common Stock, $.001 par value and 100,000 warrants.

         We advise you that we have examined original or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and shareholders of the Company, the Registration Statement, and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

December 16, 1996
Page -2-


         Based upon the foregoing, we are of the opinion that:

         (a) The Shares have been duly authorized and reserved for and, either are legally issued, fully paid and non-assessable or when issued upon exercise of the underlying warrant or option, will be legally issued, fully paid and non-assessable.

         (b) The Warrants have been duly authorized and issued.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement and the Prospectus forming a part thereof. We advise you that Steven Wolosky, a member of this firm holds Options to purchase 10,000 Option Shares.

                                      Very truly yours,


                                      /s/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                      ------------------------------------------
                                      OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP